Exhibit 99.1

Text of Press Release

Company Contacts:

AVI BioPharma, Inc.

Michael Hubbard (hubbard@avibio.com)

(503) 227-0554

Investor Contacts:

Lippert/Heilshorn & Associates Inc.

Bruce Voss (bvoss@lhai.com)

Jody Cain (jcain@lhai.com)

(310) 691-7100

Press Contacts:

Waggener Edstrom Bioscience

Wendy Carhart (wendyc@wagged.com)

(503) 443-7000

For Release 6 a.m. PST

Jan. 8, 2004

AVI BioPharma Bolsters Clinical and Regulatory Expertise

PORTLAND, Ore. — Jan. 8, 2004 — AVI BioPharma, Inc. (Nasdaq: AVII), has entered into a consulting agreement with James T. Gourzis, M.D., Ph.D., to provide strategic direction and management of the company’s ongoing regulatory and clinical development programs. Gourzis brings more than 30 years of experience to AVI in designing and leading clinical trials, implementing regulatory strategies, and negotiating licensing transactions.

“We are pleased to have Dr. Gourzis join our team, as his extensive product development and regulatory experience are well-suited to AVI’s strategic goals for 2004 and beyond,” said Denis R. Burger, Ph.D., chief executive officer of AVI BioPharma. “As we continue to advance our clinical development programs, James’ licensing experience and FDA knowledge will bring additional strength to the execution of our corporate strategies.”

David H. Mason Jr., M.D., senior vice president for clinical development and regulatory affairs, resigned from the company to move east to pursue opportunities closer to his family. “David successfully undertook numerous projects during his three years at AVI, including support for the construction and startup of our GMP manufacturing facility,” Burger said. “We appreciate his contributions to AVI and wish him every success in his new endeavors.”

Most recently, Gourzis provided consulting services to a wide range of biotechnology and medical device companies with respect to scientific, strategic and regulatory considerations associated with drug and biologic development. Before his role as a consultant, Gourzis was an executive with PAREXEL International Corp., a contract research organization that provides a range of services to pharmaceutical and biotechnology companies throughout the entire product life cycle. Gourzis began his career in the clinical research groups of McNeil Laboratories Inc. and Schering Corp. Gourzis has experience in a broad range of therapeutic areas, including cardiology, immunology and infectious disease.

Gourzis received a bachelor’s degree in biology from Harvard University, a master’s degree in pharmacology from Boston University, and his M.D. from the University of Manitoba, Winnipeg, Canada. Gourzis also received a doctorate in pharmacology from the University of Manitoba.

In addition to tapping Gourzis’ expertise, AVI is conducting an extensive search for an executive to lead its clinical and regulatory efforts on a permanent basis.

About AVI BioPharma

AVI BioPharma develops therapeutic products for the treatment of life-threatening diseases using two technology platforms: third-generation NeuGene® antisense drugs and cancer immunotherapy. AVI’s lead NeuGene antisense compound is designed to target cell proliferation disorders, including cardiovascular restenosis, cancer and polycystic kidney disease. In addition to targeting specific genes in the body, AVI’s antiviral program uses NeuGene antisense compounds to target single-stranded RNA viruses, including West Nile virus, SARS coronavirus, calicivirus and hepatitis C. AVI’s second technology, AVICINE®, is a therapeutic cancer vaccine with late-stage trials planned for the treatment of pancreatic cancer. More information about AVI is available on the company’s Web site at http://www.avibio.com/.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, the results of research and development efforts, the results of preclinical and clinical testing, the effect of regulation by the FDA and other agencies, the impact of competitive products, product development, commercialization and technological difficulties, and other risks detailed in the company’s Securities and Exchange Commission filings.